Exhibit 99.906Cert

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Bradley J. Swenson, President and Principal Executive Officer, and Kelly McEwen, Treasurer and Principal Financial Officer of the Reaves Utility Income Fund (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2020 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Principal Executive Officer	Treasurer, Principal Financial Officer
Reaves Utility Income Fund	Reaves Utility Income Fund

/s/ Bradley J. Swenson	/s/ Kelly McEwen
Bradley J. Swenson	Kelly McEwen
Date: January 5, 2021	Date: January 5, 2021

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.